Exhibit 16.1

(b)(1): Title of securities issued: Series Adjust '20; Series Ari the Adventurer 19; Series Awe Hush 19; Series Balletic; Series Black Escort '19; Series Captain Sparrow; Series Carrothers; Series Chad Brown Bundle; Series Classic Cut; Series Co Cola 19; Series Collusion Illusion; Series Courtisane 19; Series Dancing Crane; Series Daring Dancer 20; Series Demogorgon; Series Desire Street 19; Series Duke of Love; Series Echo Warrior 19; Series Edge Racing Summer Fun-d; Series Essential Rose 20; Series Fenwick Hall 20; Series Flora Dora '20; Series Frosted Oats; Series Future Stars Stable; Series Gentleman Gerry '20; Series Going to Vegas; Series Grand Traverse Bay 19; Series Grand Traverse Bay 20; Series Heaven Street; Series Helicopter Money; Series I'm a Looker 20; Series Into Summer 19; Series Just Louise 19; Series Le Relais 20; Series Madeira Wine; Series Margaret Reay 19; Series Margarita Friday 19; Series Miss Sakamoto; Series Mo Temptation; Series Moonbow 20; Series Mrs Whistler; Series My Fast One 20; Series Northern Smile '20; Series Our Miss Jones 19; Series Queen Amira 19; Series Race Hunter 19; Series Salute to America; Series Silverpocketsfull 19; Series Song of Bernadette 20; Series Spirit 20; Series Stay Fabulous; Series Sunsanddrinkinhand; Series Timeless Trick '20; Series Tufnel; Series Vow; Series War Safe; Series Who Runs the World; Series Who'sbeeninmybed; Series Without Delay '19; Series You Make Luvin Fun 19.